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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF DENNY'S CORPORATION


Name                                       State of Incorporation
----                                       ----------------------

Denny's Holdings, Inc.                     New York
Denny's Inc.                               California
DFO, Inc.                                  Delaware
Denny's Realty, Inc.                       Delaware
Advantica Systems, Inc.                    Delaware